UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2022

Nova LifeStyle, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-36259	90-0746568
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

6565 E. Washington Blvd., Commerce, CA 90040

(Address of Principal Executive Office) (Zip Code)

(323) 888-9999

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NVFY	Nasdaq Stock Market

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) On October 7, 2022, Nova LifeStyle, Inc. (the “Company”) dismissed its independent accountant, Centurion ZD CPA & Co. (“CZD”), an independent audit firm headquartered in Hong Kong. The Company’s decision was prompted by the identification of the Company pursuant to the Holding Foreign Companies Accountable Act (HFCA), which was enacted on December 18, 2020, as a company whose independent auditor is not able to be inspected or investigated completely by the Public Company Accounting Oversight Board (“PCAOB”). Pursuant to the HCFA, trading in securities of any registrant on a national securities exchange or in the over-the-counter trading market in the United States may be prohibited if the PCAOB determines that it cannot inspect or fully investigate the registrant’s auditor for three consecutive years beginning in 2021, and, as a result, an exchange may determine thereafter to delist the securities of such registrant. On December 16, 2021, PCAOB issued its determination (the “Determination”) that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong; and CZD, which is headquartered in Hong Kong, was included in the PCAOB Determination. Following the Determination, on May 13, 2022, the Company was conclusively identified by the Securities and Exchange Commission as a company the securities of which are trading on a national securities exchange or in the over-the-counter trading market in the United States and that retained a registered public accounting firm to issue an audit report where the firm has a branch or office that: (1) is located in a foreign jurisdiction, and (2) the PCAOB it is unable to inspect or investigate completely because of a position taken by an authority in the foreign jurisdiction.

The reports of the independent registered public accounting firm of CZD regarding the Company’s financial statements for the fiscal years ended December 31, 2021 and 2020 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the years ended December 31, 2021 and 2020, and during the subsequent interim period from the end of the most recently completed fiscal year through October 6, 2022, the date of dismissal, there were no “disagreements” (as described in Item 304(a)(1)(iv) of Regulation S-K) with CZD on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreement(s), if not resolved to the satisfaction of CZD would have caused it to make reference to such disagreement in its reports for such periods. Furthermore, no “reportable events” occurred during the years ended December 31, 2021 and 2020, or subsequently up to October 6, 2022. As used herein, the term “reportable event” means any of the items listed in paragraphs (a)(1)(v) of Item 304 of Regulation S-K.

The Company provided CZD with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission and requested that CZD furnish the Company with a letter addressed to the Securities and Exchange Commission (the “SEC”) stating whether it agrees with the above statements and, if it does not agree, stating the respects in which it does not agree. A copy of the letter of CZD to the SEC, dated October 11, 2022, is attached as Exhibit 16.1 hereto and incorporated by reference herein.

(b) On October 6, 2022, the Audit Committee of the Board of Directors of the Company and the Board of Directors of the Company, resolved to, and did, cause the Company to engage WWC, P.C. (“WWC”) as the Company’s independent auditor for the fiscal year ending December 31, 2022. WWC is located in the United States and has not been identified by the PCAOB as a firm that the PCAOB is unable to fully inspect and investigate.

During the two most recent fiscal years ended December 31, 2021 and 2020 and through the date the Company selected WWC as its independent registered public accounting firm, neither the Company nor anyone on behalf of the Company consulted WWC regarding any accounting or auditing issues involving the Company, including (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or (ii) any matter that was the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K of the Securities Exchange Act of 1934, as amended, and the related instructions to Item 304 of Regulation S-K) or a “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description

16.1	Letter of Centurion ZD CPA & Co. to the Securities and Exchange Commission, dated October 11, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Nova LifeStyle, Inc.

By:	/s/ Thanh H. Lam
Thanh H. Lam
Chairperson, President and Chief Executive Officer

Date: October 11, 2022